Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement (this “Agreement”), dated as of May 16, 2025, is entered into by and between BioMarin Pharmaceutical Inc., a Delaware corporation (“Parent”), and the undersigned stockholder of Inozyme Pharma, Inc., a Delaware corporation (the “Company”), listed on Exhibit A hereto (the, “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Incline Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), providing, among other things, for (a) Merger Sub to commence a cash tender offer (as it may be extended and amended from time to time as permitted by the Merger Agreement, the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) and (b) following the consummation of the Offer, the merger of Merger Sub with and into the Company pursuant to Section 251(h) of the DGCL (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares,” being all of the Shares owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and in consideration therefor, Parent has required that the Stockholder (solely in the Stockholder’s capacity as a stockholder of the Company) has agreed to, enter into and perform this Agreement and tender and vote the Stockholder’s Owned Shares and Additional Owned Shares (as defined below) as described herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Stockholder and Parent hereby agree as follows:

1. AGREEMENT TO TENDER THE SHARES.

1.1 On the terms and subject to the conditions of this Agreement, the Stockholder hereby agrees that he, she or it shall tender the Stockholder’s Owned Shares and any additional Shares acquired by the Stockholder or its Affiliates after the date hereof and prior to the Termination Date (as defined in Section 3 below) (the “Additional Owned Shares” and, together with the Owned Shares, the “Covered Shares”), or cause such Covered Shares to be tendered, into the Offer, free and clear of all Encumbrances other than restrictions on Transfer (as defined below) or voting as created by this Agreement or under applicable securities Laws, promptly, and in any event no later than the latest of (but in any event prior to the Expiration Date): (a) ten (10) Business Days following the commencement of the Offer; and (b) in the case of Additional Owned Shares, the earlier of (i) three (3) Business Days following the acquisition of such Additional Owned Shares and (ii) one (1) Business Day prior to the Expiration Date. The Stockholder shall not withdraw any Shares, or cause such Shares to be withdrawn, from the Offer unless and until this Agreement is terminated in accordance with Section 3. For the avoidance of doubt, the Stockholder shall not be required to exercise any unexercised Company Option or settle any Company RSU held by the Stockholder in order to comply with any provision of this Agreement.

1.2 If (a) the Offer is terminated or withdrawn by Merger Sub, (b) the Merger Agreement is terminated in accordance with Section 9.1 thereof prior to the acceptance for payment of the Covered Shares in the Offer or (c) this Agreement is terminated in accordance with Section 3, then in each case Parent shall cause Merger Sub to promptly return, and shall cause any depositary acting on behalf of Merger Sub to return to the Stockholder all the Covered Shares tendered by the Stockholder in the Offer.

2. AGREEMENT TO VOTE THE COVERED SHARES.

2.1 Agreement to Vote and Support. Subject to the terms of this Agreement, beginning on the date hereof until the Termination Date (as defined in Section 3 below), at every meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement or adjournment thereof, however called, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought, the Stockholder agrees to, and if applicable, to cause its Affiliates or the holder of record of any of its Covered Shares to, unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to), and not to withdraw any such vote or consent with respect to, all of the Stockholder’s Covered Shares, as follows (with the matters described in clauses (a) and (b) below being referred to collectively as the “Supported Matters”):

(a) in favor of the approval of any proposal considered and voted upon by the Company Stockholders at any meeting of the Company Stockholders (or by written consent) necessary or desirable to effect the consummation of the Offer, Merger or the other Transactions; and

(b) against (i) any proposal, action or agreement that would reasonably be expected to (A) prevent or nullify any provision of this Agreement, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or the Company contained in the Merger Agreement, or (C) result in any of the Offer Conditions or conditions to the Merger as set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date (as defined in Section 3 below), (ii) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Offer, the Merger or the other Transactions, (iii) any (A) merger, consolidation, business combination, share exchange, reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Acquired Companies, or (B) sale, lease, license or transfer involving the Company Product or a material amount of assets (including, for the avoidance of doubt, any Intellectual Property or capital stock of any Subsidiary) of the Acquired Companies, taken as a whole, or agreement relating to the foregoing (other than the Merger Agreement and the Transactions), (iv) any change in or to (A) the Company Board that is not recommended or approved by the Company Board, (B) the present capitalization or corporate structure of the Company or (C) the Company Certificate of Incorporation not consented to by Parent under the Merger Agreement and (v) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Offer, the Merger or any of the other Transactions.

2.2 Other Voting Commitments. The Stockholder shall not propose, commit or agree to take any action inconsistent with the Supported Matters. The Stockholder shall, and shall cause its controlled Affiliates or the holder of record of any of the Stockholder’s Covered Shares to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement or adjournment thereof, however called, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought on the Supported Matters (in the manner described in Section 2.1) so that all of the Stockholder’s Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause such Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder shall not have any obligation to vote the Covered Shares in any particular manner.

3. TERMINATION. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any modification or amendment to the Merger Agreement or the Offer that is effected without the Stockholder’s prior written consent and which modification or amendment decreases the Offer Price or changes the form of consideration payable to the Stockholder pursuant to the terms of the Merger Agreement, or (d) the mutual written consent of Parent and the Stockholder (such earlier date, the “Termination Date”); provided that the provisions set forth in Section 8 and Sections 11 through 21 shall survive the termination of this Agreement; provided, further, that, subject to the provisions set forth in Sections 10.2 and 10.5 of the Merger Agreement (which are hereby expressly acknowledged and agreed by the Stockholder), the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement or common law fraud that may have occurred at or before such termination.

4. CERTAIN COVENANTS OF THE STOCKHOLDER.

4.1 Transfers.

(a) Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that (a) except as expressly contemplated pursuant to this Agreement, the Merger Agreement or the Offer Documents, the Stockholder shall not, and shall direct his, her or its Affiliates and their respective representatives not to, directly or indirectly Transfer, offer or consent to Transfer, or enter into any Contract, option, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of Law) or commit, permit or agree to take any of the foregoing actions, and (b) the Stockholder shall not, and shall direct his, her or its Affiliates and their respective representatives not to, directly or indirectly take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the Transactions or the transactions contemplated by this Agreement or cause any representation or warranty of the Stockholder in this Agreement to be untrue or incorrect in any material respect. Without limiting the foregoing, the Stockholder agrees that he, she or it shall not, and shall cause each of the Stockholder’s Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions. The Stockholder shall not or shall not permit any Person under the Stockholder’s control to, and shall direct and use its reasonable best efforts to cause the Stockholder’s and their respective representatives not to, seek or solicit any of the actions referred to in the foregoing clauses (a) or (b) above, and the Stockholder shall promptly notify Parent, and shall provide all details requested by Parent, if the Stockholder, any Person under the Stockholder’s control or any of the Stockholder’s or such Person’s respective representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Any Transfer in violation of this Section 4.1 shall be void ab initio. For purposes of this Agreement, “Transfer” means (1) any direct or indirect offer, sale, assignment, Encumbrance, gift, hedge, hypothecation, disposition, loan or other transfer, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, Encumbrance, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (2) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy, consent, power of attorney, rights of first offer or refusal, or other authorization with respect to any Covered Shares, (3) any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise, or (4) any Contract, option, arrangement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (1) through (3) above. In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares to prevent any Transfer thereof on the books of the Company in violation of this Agreement, and authorizes the Company to legend the certificates or book-entry records evidencing the Covered Shares to reflect that such Covered Shares are subject to this Agreement.

(b) Notwithstanding the foregoing, (i) the Stockholder, if the Stockholder is an individual, may Transfer his or her Covered Shares (A) to any member of the Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of the Stockholder or any member of the Stockholder’s immediate family, the sole trustees of which are the Stockholder or any member of the Stockholder’s immediate family (or any similar Transfer for estate planning purposes), (C) by will or under the Laws of intestacy upon the death of the Stockholder, (D) to a non-profit corporation qualified under Section 501(c)(3) of the of the Internal Revenue Code of 1986, as amended, as a bona fide gift, (E) by effecting a “net exercise” of a Company Option or “net settlement” of a Company RSU in which the Company holds back shares of Company Common Stock otherwise issuable either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder’s Tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU Award; or (F) in connection with a broker-assisted sale in the open market with respect to (x) the cashless exercise of a Company Option expiring during the term of this Agreement or (y) exercise of a Company Option or settlement or vesting of a Company RSU Award, in each case either to pay the exercise price upon the exercise of a Company Option or to satisfy the Stockholder’s Tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU Award and (ii) the Stockholder, if the Stockholder is an Entity, may Transfer its Covered Shares to any Affiliate of the Stockholder or to one or more partners or members of the Stockholder; provided that any Transfer referred to in this Section 4.1(b) (other than in the case of clause (i)(E) and clause (i)(F)) shall be permitted only if (I) all of the representations and warranties in this Agreement with respect to the Stockholder would be true and correct in all material respects upon the completion of such Transfer with respect to each applicable Transferee and (II) each such Transferee, prior to any such Transfer, executes and delivers to Parent a joinder to this Agreement, in a form reasonably acceptable to Parent, pursuant to which such Transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute a “Stockholder” for all purposes of this Agreement.

4.2 Documentation and Information. Except as required by applicable Law (including rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any applicable exchange or securities market), the Stockholder shall not, and shall direct the Stockholder’s representatives not to, make any public announcement regarding this Agreement, the Merger Agreement, the Offer or the Transactions without the prior written consent of Parent. If any such public announcement is required by applicable Law, the Stockholder shall provide a draft of such announcement to Parent and Merger Sub and incorporate any reasonable comments in good faith prior to such filing. The Stockholder consents to and hereby authorizes Parent, Merger Sub, the Company or their respective Affiliates to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any of the other Transactions, the Stockholder’s identity and ownership of the Covered Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent, Merger Sub or the Company may file this Agreement or a form hereof with the SEC or any other Governmental Entity. The Stockholder may make any filings with respect to this Agreement to the extent required by Law; provided, however, that the Stockholder shall provide Parent with a reasonable opportunity to review such filings prior to making any such filings and shall incorporate into such filings all such reasonable comments made by Parent. The Stockholder shall promptly (a) give Parent or the Company any information it may reasonably require for the preparation of any such disclosure documents, including in connection with the Offer Documents, and will otherwise reasonably assist and cooperate with Parent and the Company in the preparation, filing and distribution of the Offer Documents and the resolution of any comments thereto received from the SEC, and (b) notify Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect, or to correct any material omissions therefrom.

4.3 No Solicitation. Subject to Section 24, the Stockholder shall not take any action that the Company would be prohibited from taking under Section 6.3, Section 6.4(a), or Section 6.4(b) of the Merger Agreement as if such Section of the Merger Agreement applied, mutatis mutandis, to the Stockholder, subject to the other terms of the Merger Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

5.1 Due Authority. The Stockholder, if not a natural person, is an Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the Stockholder’s board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

5.2 No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (a) if the Stockholder is not a natural person, conflict with or result in any violation or breach of any provision of the certificate of incorporation or formation or operating agreement or similar organizational documents of the Stockholder (if any), (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of the Stockholder’s properties, rights or other assets are subject or (d) result in the creation of an Encumbrance (other than Permitted Encumbrances) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of the foregoing clauses (b), (c) and (d), for any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to materially restrict, prohibit or materially impair the performance by the Stockholder of his, her or its obligations under this Agreement.

5.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” Laws, or (b) the applicable rules and regulations of the SEC or any applicable stock exchange.

5.4 Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the record or beneficial owner of (a) the Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto and (b) the securities of the Company convertible into, exchangeable or exercisable for Shares or other securities of the Company, in each case set forth opposite the Stockholder’s name on Exhibit A hereto (the “Disclosed Owned Securities”), all of which are free and clear of any Encumbrances, other than those created by this Agreement or arising under applicable securities Laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire, or that are exercisable for, or convertible or exchangeable into, shares of capital stock of the Company, in each case other than the Disclosed Owned Securities. The Stockholder has the sole right to vote and Transfer the Owned Shares set forth opposite the Stockholder’s name on Exhibit A hereto, and none of such Owned Shares is subject to any pledge, disposition, voting, transfer or other Contract, arrangement or restriction, including any proxy, consent or power of attorney, except as contemplated by this Agreement. Any proxies heretofore given in respect of any Owned Shares of the Stockholder, if any, are revocable. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no Person has a right to acquire any of such Owned Shares held by the Stockholder.

5.5 Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending or threatened in writing against, or, to the knowledge of the Stockholder, threatened orally against the Stockholder that would reasonably be expected to materially restrict, prohibit, materially impair or materially delay the consummation of the Transactions or the performance by the Stockholder of its obligations under this Agreement.

5.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or reimbursement of expenses in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in its capacity as a stockholder of the Company.

6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholder as follows:

6.1 Due Authority. Parent is an Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite organizational power and authority and has taken all organizational action necessary (including approval by its board of directors or applicable organizational bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other organizational action by Parent or vote of holders of any class of the capital stock of Parent is necessary to authorize the execution and delivery of, compliance with and performance by Parent of, this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

6.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Offer, the Merger and the other Transactions, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of Parent, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent is entitled, under any Contract binding upon Parent, or to which any of its properties, rights or other assets are subject or (d) result in the creation of an Encumbrance (other than Permitted Encumbrances) on any of the properties or assets (including intangible assets) of Parent, except in the case of clauses (b), (c) and (d), for any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to materially restrict, prohibit or materially impair the performance by Parent of its obligations under this Agreement.

7. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as provided in Section 3, the representations, warranties and covenants contained herein shall not survive the Effective Time.

8. WAIVER OF APPRAISAL AND DISSENTER RIGHTS AND CERTAIN OTHER ACTIONS.

8.1 The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to any of the Owned Shares with respect to the Offer, the Merger and the other Transactions.

8.2 The Stockholder hereby agrees not to commence or affirmatively participate in any Legal Proceeding, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates or successors, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the Merger Agreement or the consummation of the Offer, the Merger or the other Transactions (except in each case to enforce the terms thereof), including any such claim or other Legal Proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions, or (c) with respect to SEC disclosure or other disclosure to the Company Stockholders in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to any of the foregoing; provided that the foregoing shall not limit, restrict or prohibit the Stockholder from (i) claiming or asserting any defenses or counterclaims in connection with any Legal Proceeding arising out of or in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby or (ii) participating in any Legal Proceeding relating to any breach or alleged breach by Parent or Merger Sub of the Merger Agreement.

9. NO LIMITATION ON DISCRETION AS DIRECTOR OR FIDUCIARY. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any representative of the Stockholder, (a) if the Stockholder or such representative is serving on the Company Board or is an officer of the Company, from exercising his or her duties and obligations as a director or officer of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director or officer of the Company, or (b) if the Stockholder or such representative is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder of the Company.

10. CERTAIN ADJUSTMENTS; ADDITIONAL OWNED SHARES. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock,” “Covered Shares,” “Disclosed Owned Securities,” “Owned Shares” and similar terms shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any Additional Owned Shares, such Additional Owned Shares shall, without further action of the parties, be subject to the provisions of this Agreement, the representations and warranties of the Stockholder in Section 5 shall be true and correct as of the date that beneficial ownership of Additional Owned Shares is acquired, and the number of Owned Shares set forth on Exhibit A opposite the name of the Stockholder will be deemed amended accordingly. The Stockholder shall promptly notify Parent in writing of any such event and of the number of Additional Owned Shares acquired.

11. FURTHER ASSURANCES. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments or take such other actions as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

12. NOTICES. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof or (d) if sent by email transmission after 5:00 p.m. recipient’s local time, the Business Day following the date of transmission thereof; provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties)::

if to the Stockholder, to the address set forth on Exhibit A hereto.

If to Parent or Merger Sub (or following the Effective Time the Company), to:

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

Attention: Eric Davis, EVP and Chief Legal Officer

With a copy to: James Sabry, EVP and Chief Business Officer

With a copy (which shall not constitute notice) to:

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, CA 94111

Attention: Jamie Leigh; Ben Beerle; Chadwick Mills

Email: jleigh@cooley.com; bbeerle@cooley.com; cmills@cooley.com

13. INTERPRETATION. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” and the phrase “to the extent” means the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” The word “will” shall be construed to have the same meaning as the word “shall.” Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. All references in this Agreement to “$” and “dollars” are intended to refer to U.S. dollars. Unless the context requires otherwise, any definition of or reference to any Contract, instrument or other document or any Law in this Agreement shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, including comparable successor Law and any rules or regulations promulgated thereunder. Unless indicated otherwise, (a) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m., Eastern Time, on such day or Business Day, (b) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day,” (c) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time, and (d) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. As used in this Agreement, “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

14. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement (including its Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

15. GOVERNING LAW; JURISDICTION; SPECIFIC PERFORMANCE; WAIVER OF JURY TRIAL.

(a) This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, including its statute of limitations, without giving effect to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties (i) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or any of the Transactions, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) shall not bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or any of the Transactions in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Each party agrees that notice or the service of process in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 12 or in any other manner permitted by applicable Law. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final court judgment.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). Each of the parties acknowledges and agrees that the right of specific performance is an integral part of the Transactions and the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement and Parent would not have entered into the Merger Agreement. The parties further agree that by seeking the remedies provided for in this Section 15(b), a party shall not in any respect waive its right to seek any other form of remedy or relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that the remedies provided for in this Section 15(b) are not available or otherwise are not granted. For the avoidance of doubt, a party may concurrently seek specific performance or other equitable relief and other monetary damages, remedies or awards.

(c) EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a party hereto without the express written consent of the other parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be null and void, except that Parent may assign all or any of its rights and obligations under this Agreement to any Affiliate of Parent without the written consent of the Stockholder.

17. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. NON-RECOURSE. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against, the Persons that are expressly identified as parties hereto, and it being understood and agreed that former, current and future equityholders, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, partners, stockholders or assignees of any party hereto or any future equityholders, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, partners, stockholders or assignees of any of the foregoing that are not a party to this Agreement (each, a “Non-Recourse Party”), shall not have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall any party hereto, and each party hereto agrees to use its reasonable best efforts to cause its Non-Recourse Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party not a party to this Agreement.

19. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

20. AMENDMENT. Any provision of this Agreement may be amended, modified, supplemented or waived if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

21. WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

22. NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not (and, for clarity, no negotiations or unwritten agreements relating to the substance thereof shall) constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved, for purposes of any applicable antitakeover Law, and any applicable provision of the Company Certificate of Incorporation or Company Bylaws, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.

23. [SPOUSAL CONSENT. If a Stockholder is married and any of the Covered Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Stockholder shall deliver to Parent and Merger Sub, concurrently herewith, a duly executed consent of the Stockholder’s spouse, in the form attached hereto as Exhibit B.]

24. DIRECTORS AND OFFICERS. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder, or a designee of the Stockholder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director of the Company, in the Stockholder’s, or its designee’s, sole discretion on any matter (it being understood that this Agreement shall apply to a Stockholder solely in the Stockholder’s capacity as a stockholder of the Company). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company and the Stockholder shall not be restricted by this Agreement from taking any action in the Stockholder’s capacity as a director or officer of the Company.

25. OPPORTUNITY TO REVIEW. Each Stockholder acknowledges receipt of the Merger Agreement and represents that he, she, or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (b) the opportunity to review and discuss the Merger Agreement, this Agreement, the Transactions and the transactions contemplated hereby with his, her or its own advisors and legal counsel.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BIOMARIN PHARMACEUTICAL INC.

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

STOCKHOLDER (if an entity):

Name of Stockholder: ___________________________

By:
Name:
Title:

STOCKHOLDER (if an individual):

Name:

Signature:

[Signature Page to Tender and Support Agreement]

EXHIBIT A

OWNED SHARES

Stockholder Name and Address	Shares and Other Securities Beneficially Owned
Owned Shares: Company Options: Company RSU:

A-1

[EXHIBIT B

SPOUSAL CONSENT

In consideration of the execution of that certain Tender and Support Agreement (the “Support Agreement”), dated [_], 2025, by and between BioMarin Pharmaceutical Inc, a Delaware Corporation (“Parent”), and ______________________________ (the “Stockholder”) as a stockholder of Inozyme Pharma, Inc., a Delaware corporation, I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein.

I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Shares (as defined in the Support Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement.

(Signature)

Name:
(Please Print)

Dated: _______________, 2025]

B-1